UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      July 17, 2015

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Material Amendment of a Material Definitive Agreement and Entry into a
Material Definitive Agreement.
At Market Offering
On July 21, 2015, AdCare Health Systems, Inc. (the “Company”) entered into separate At Market Issuance Sales Agreements (together, the “Sales Agreements”) with each of MLV & Co. LLC (“MLV”) and JMP Securities LLC (each, an “Agent” and together, the “Agents”), pursuant to which the Company may offer and sell, from time to time, up to 800,000 shares (the “Shares”) of the Company’s 10.875% Series A Cumulative Redeemable Preferred Stock, no par value per share and liquidation preference of $25.00 per share (the “Series A Preferred Stock”), through an “at the market” offering program through the Agents.
Sales of the Shares pursuant to the Sales Agreements, if any, may be made in negotiated transactions or any method permitted by Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE MKT or sales made to or through a market maker other than on an exchange. The Agents are not required to sell any specific number of Shares, but each Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and in accordance with the terms set forth in the Sales Agreements. The Company will instruct each Agent as to the number of Shares to be sold by it. Additionally, the Company may instruct the Agents not to sell the Shares if the sales cannot be effected at or above the price designated by the Company in its instructions to the Agents. On any given day, only one Agent may sell the Shares pursuant to the Sales Agreements. Under the Sales Agreements, the applicable Agent will be entitled to compensation of up to 2.0% of the gross sales price of all Shares sold through it as Agent.
The Sales Agreements contains customary representations and warranties of the parties and indemnification and contribution under which the Company, on the one hand, and the Agents, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
Certain of the Agents and their affiliates have provided in the past, or may provide from time to time in the future, certain financial, advisory, investment banking and other services to the Company and its affiliates in the ordinary course of their business, for which they have received, or may in the future receive, customary fees and expenses. MLV served as: (i) a Joint Book-Running Manager in the Company’s public offering of 588,235 shares of Series A Preferred Stock in June 2015; (ii) a Joint Book-Running Manager in the Company’s public offering of 575,000 shares of Series A Preferred Stock in April 2015; (iii) Sole Book-Running Manager in the Company’s public offering of 500,000 shares of Series A Preferred Stock in October 2013; and (iv) Sole Book-Running Manager in the Company’s initial public offering of 450,000 shares of Series A Preferred Stock in November 2012.
The Shares sold pursuant to the Sales Agreements, if any, will be issued pursuant to a prospectus dated January 22, 2015, as supplemented by a prospectus supplement dated July 21, 2015, in each case filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-201462), which was declared effective by the Commission on January 22, 2015.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.
The foregoing description of the Sales Agreements is qualified in its entirety by reference to the full text of the Sales Agreements, copies of which are filed as Exhibit 1.1 and Exhibit 1.2 hereto and are incorporated herein by reference.
Georgia Sublease
On July 20, 2015, a wholly owned subsidiary of the Company (the “Wellington Sublessor”) entered into a sublease agreement pursuant to which the Wellington Sublessor will lease two skilled nursing facilities located in Georgia (the “Georgia Properties”) to affiliates of Wellington Health Services, L.L.C (collectively, the “Wellington Sublessees”). The sublease agreement is one indivisible lease for the lease of both Georgia Properties, and the terms of the sublease agreement apply to both Georgia Properties collectively as though they are treated as one economic unit. The Wellington Sublessor currently leases the Georgia Properties from a third-party landlord (“Landlord”) under a master lease agreement (the “Master Lease”), and the sublease agreement is subject and subordinate to the Master Lease.
The sublease agreement, and the transfer of operations of the Georgia Properties as contemplated thereby, are subject to, among other things, the Landlord’s consent to the sublease agreement and each Wellington Sublessee’s receipt of all licenses and other approvals from the State of Georgia to operate the applicable Georgia Property. The initial term of the sublease agreement commences as of the date the Wellington Sublessees have obtained all necessary licenses and approvals, subject to certain adjustments. The sublease agreement is structured as a triple net lease wherein the Wellington Sublessees are responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. The initial term of the sublease agreement will expire on the tenth anniversary of the commencement date. If the Wellington Sublessor and the Landlord agree to extend the term of the Master Lease, then the Wellington Sublessees have the right to extend the term of the sublease agreement through the end of the applicable renewal term of the Master Lease. The annual rent under the sublease agreement in the first year will be approximately $2.0 million, and shall increase by $5,000 per month in the second year and again by $5,000 per month in the third year. Thereafter, base rent will escalate by 3% per year through the lease term and any renewal term. In connection with the sublease agreement, the Wellington Sublessor and the Wellington Sublessees also entered into operations transfer agreements with respect to the applicable Georgia Properties, containing customary terms and conditions relating to the transfer of operations thereof.
Wholly owned subsidiaries of the Company have previously leased two skilled nursing facilities to affiliates of Wellington Health Services, L.L.C. For a description of these arrangements, see: (i) “Notes to Consolidated Financial Statements (unaudited) - Note 7. Leases - Georgia Leases”

included in “Item 1. Financial Information” of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; and (iii) the Company’s Current Report on Form 8-K filed with the Commission on April 1, 2015, which description is incorporated herein by reference.
Arkansas Subleases
Additional Sublease. On July 17, 2015, a wholly owned subsidiary of the Company (the “Highlands Sublessor”) entered into a sublease agreement pursuant to which the Highlands Sublessor will lease one skilled nursing facility located in Arkansas to an affiliate of Aria Health Group, LLC (the “Highlands Sublessee”). (Affiliates of both the Company and Aria Health Group, LLC (“Aria”) had entered into a sublease agreement, dated January 16, 2015, for the same facility but it was mutually terminated on April 30, 2015.)
The sublease agreement, and the transfer of operations of the facility as contemplated thereby, shall commence on September 1, 2015 and are subject to, among other things, the Highland Sublessee’s receipt of all licenses and other approvals from the State of Arkansas to operate such facility. The sublease agreement is structured as triple net lease wherein the Highlands Sublessee is responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. The initial term of the sublease agreement will expire on April 30, 2022 and may be renewed once, upon the exercise of the Highlands Sublessee’s option assuming the satisfaction of certain conditions, for an additional five-year period. The annual rent under the sublease agreement in the first year will be approximately $600,000, and the annual rent will escalate by 3% per year through the lease term and any renewal term. In connection with the sublease agreement, the current licensed operator of the facility, a wholly-owned subsidiary of the Highlands Sublessor, and the Highlands Sublessee also entered into an operations transfer agreement with respect to the facility, containing customary terms and conditions relating to the transfer of operations thereof.
Equitable Adjustment. As previously disclosed, on May 1, 2015, eight wholly owned subsidiaries (each, an “Aria Sublessor”) of the Company leased, and transferred the operations of, eight skilled nursing facilities located in Arkansas to affiliates (each, an “Aria Sublessee”) of Aria, pursuant to separate sublease agreements dated January 16, 2015. As a condition to the commencement of the sublease agreements on May 1, 2015, the Company agreed to assess in good faith the making of a one-time equitable adjustment to the applicable base rent of each subleased facility.
On July 17, 2015, the Company, on behalf of each Aria Sublessor, and Highlands Arkansas Holdings, LLC, an affiliate of Aria (“HAH”) and acting on behalf of each Aria Sublessee, entered into a letter agreement whereby the parties agreed to amend the sublease agreements to reflect a onetime equitable adjustment to annual base rent, for the collective benefit of each Aria Sublessee, in the aggregate amount of $360,000. In consideration for this one-time equitable adjustment in base rent, the parties further agreed that each sublease agreement shall be amended to reflect that base rent after the initial lease year will increase during each subsequent lease year by 3%.
Promissory Note. On July 17, 2015, the Company made a short-term loan to HAH and, in connection therewith, HAH executed a promissory note in the amount $1.2 million in favor of the

Company (the “Note”). Interest accrues on the unpaid principal balance of the Note at a rate of 12.5% per annum. The principal and interest thereon is payable on August 13, 2015. Until all amounts due and owing under the Note have been paid, neither the Aria Sublessees nor the Highland Sublessee will pledge, as security, any of the accounts receivable relating to the respective facilities that such entity subleases from the Aria Sublessors or the Highland Sublessor, as applicable. Until all principal and interest under the Note is paid, the Company and its affiliates may retain as collateral all funds received by them from Medicare for the benefit of HAH or its affiliates with respect to the properties leased to the Aria affiliates. If the Note is not paid in full by the maturity date, then the Company may apply such funds to principal and interest due under the Note.
For a description of the Company’s arrangements with Aria and its affiliates, see: (i) “Notes to Consolidated Financial Statements (unaudited) - Note 7. Leases - Arkansas Leases” included in “Item 1. Financial Information” of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; and (ii) the Company’s Current Reports on Form 8-K filed with the Commission on January 23, 2015, and May 6, 2013, which description is incorporated herein by reference.
Item 8.01    Other Events.
On July 21, 2015, Rogers & Hardin LLP delivered to the Company an opinion with respect to the validity of the Shares and a tax opinion relating thereto, copies of which are filed as Exhibits 5.1 and 8.1 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	At Market Issuance Sales Agreement, dated July 21, 2015, between AdCare Health Systems, Inc. and MLV & Co. LLC.

1.2	At Market Issuance Sales Agreement, dated July 21, 2015, between AdCare Health Systems, Inc. and JMP Securities LLC.

5.1	Opinion of Rogers & Hardin LLP regarding the validity of the Shares.

8.1	Opinion of Rogers & Hardin LLP regarding tax matters.

23.1	Consent of Rogers & Hardin LLP (contained in Exhibit 5.1 and 8.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2015	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President & Chief Financial Officer

EXHIBIT INDEX

1.1	At Market Issuance Sales Agreement, dated July 21, 2015, between AdCare Health Systems, Inc. and MLV & Co. LLC.

1.2	At Market Issuance Sales Agreement, dated July 21, 2015, between AdCare Health Systems, Inc. and JMP Securities LLC.

5.1	Opinion of Rogers & Hardin LLP regarding the validity of the Shares.

8.1	Opinion of Rogers & Hardin LLP regarding tax matters.

23.1	Consent of Rogers & Hardin LLP (contained in Exhibit 5.1 and 8.1 hereto).